                                                      Registration No. 33-

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  ------------

                                    FORM S-8

                                  ------------

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------
                                  LANCE, INC.
             (Exact name of registrant as specified in its charter)

             North Carolina                              56-0292920
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                  Identification No.)

         8600 South Boulevard
       Charlotte, North Carolina                            28232
(Address of principal executive offices)                  (Zip Code)

                LANCE, INC. 1995 NONQUALIFIED STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)
                                  ------------
                                  E. D. LEAKE
                                 Vice President
                                  Lance, Inc.
                              8600 South Boulevard
                        Charlotte, North Carolina 28232

                    (Name and address of agent for service)

                                  704/554-1421
                    (Telephone number, including area code,
                             of agent for service)

                  Please send copies of all communications to:

                              A. ZACHARY SMITH III
                  Kennedy Covington Lobdell & Hickman, L.L.P.
                          NationsBank Corporate Center
                                   Suite 4200
                             100 North Tryon Street
                     Charlotte, North Carolina  28202-4006

                                  ------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                Title                       Amount            Proposed maximum         Proposed maximum             Amount of
         of securities to be                to be              offering price             aggregate               registration
             registered                   registered             per share*            offering price*                 fee
- ------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $.83 1/3 par value      100,000 shares           $17.50                   $1,750,000                  $604
==============================================================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) on the basis of $17.50 per share, the average of the high and low prices for the Common Stock on April 19, 1995 as reported in the NASDAQ National Market System.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

         The information required by this Item is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The information required by this Item is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Lance, Inc. (the "Company") with the Securities and Exchange Commission (Commission file number 0-398) and are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
         (b)     None.
         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated April 23, 1965, as amended by Form 8 dated June 16, 1965, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the issuance of the Common Stock being offered hereby are being passed upon for the Company by Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202. At April 12, 1995, partners and associates of Kennedy Covington Lobdell & Hickman, L.L.P. and their spouses and minor children owned beneficially an aggregate of 36,079 shares of the Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The North Carolina Business Corporation Act contains provisions prescribing the extent to which directors and officers shall or may be indemnified against liabilities which they may incur in their capacities as such. Under those provisions, whether indemnification of reimbursement or expenses is permitted or mandated depends upon several factors, including whether the action is brought by the corporation or by outsiders and whether the potential indemnitee is successful in his or her defense.

         The statute is not exclusive of any other rights of indemnification under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The Company's Restated Charter provides that no director of the Company shall have any personal liability arising out of any action whether by or in the right of the Company or otherwise for monetary damages for breach of his or her duty as a director, and the Company's bylaws require the Company to indemnify the Company's directors to the fullest extent permitted by law.

         The North Carolina Business Corporation Act also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in such capacities. The Company has purchased insurance to provide for indemnification of directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

          4 Lance, Inc. 1995 Nonqualified Stock Option Plan for Non-Employee Directors

          5         Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

         23.1       Consent of KPMG Peat Marwick LLP

         23.2 Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (contained in Exhibit 5)

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant under the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the North Carolina Business Corporation Act, the Registrant's Restated Charter or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 21st day of April, 1995.

                                             LANCE, INC.


                                             By:  /s/ E. D. Leake
                                                  ------------------------------
                                                  E. D. Leake
                                                  Vice President



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                                                     Capacity                              Date
      ---------                                                     --------                              ----
      /s/ J. W. Disher                                      Chairman of the Board and Director       April 21, 1995
      ---------------------------------------
      J. W. Disher


      /s/ P. A. Stroup, III                                 President, Chief Executive Officer       April 21, 1995
      ---------------------------------------               and Director (Principal Executive
      P. A. Stroup, III                                     Officer)


      /s/ T. B. Horack                                      Executive Vice President and Director    April 21, 1995
      ---------------------------------------
      T. B. Horack


      /s/ G. K. Smith                                       Executive Vice President                 April 21, 1995
      ---------------------------------------               and Director
      G. K. Smith


      /s/ E. D. Leake                                       Vice President and Director              April 21, 1995
      ---------------------------------------               (Principal Financial Officer)
      E. D. Leake


      /s/  W. B. Meacham                                    Vice President and Director              April 21, 1995
      ---------------------------------------
      W. B. Meacham


      /s/ R. G. Swain                                       Vice President and Director              April 21, 1995
      ---------------------------------------
      R. G. Swain

      Signature                                                     Capacity                              Date
      ---------                                                     --------                              ----
      /s/ J. W. Helms, Jr.                                  Secretary and Treasurer                  April 21, 1995
      ---------------------------------------               (Principal Accounting Officer)
      J. W. Helms, Jr.


      /s/ Alan T. Dickson                                   Director                                 April 21, 1995
      ---------------------------------------
      Alan T. Dickson


      /s/ James H. Hance, Jr.                               Director                                 April 21, 1995
      ---------------------------------------
      James H. Hance, Jr.


      /s/ William R. Holland                                Director                                 April 21, 1995
      ---------------------------------------
      William R. Holland


      /s/ Scott C. Lea                                      Director                                 April 21, 1995
      ---------------------------------------
      Scott C. Lea


      /s/ Nancy Van Every McLaurin                          Director                                 April 21, 1995
      ---------------------------------------
      Nancy Van Every McLaurin


      /s/ Robert V. Sisk                                    Director                                 April 21, 1995
      ---------------------------------------
      Robert V. Sisk


      /s/ Isaiah Tidwell                                    Director                                 April 21, 1995
      ---------------------------------------
      Isaiah Tidwell


      /s/ S. Lance Van Every                                Director                                 April 21, 1995
      ---------------------------------------
      S. Lance Van Every


                                                            Director                                 April __, 1995
      ---------------------------------------
      Richard A. Zimmerman





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

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    EXHIBITS
                                     Item 8

                                    FORM S-8
                             REGISTRATION STATEMENT

                                  LANCE, INC.
                          Commission File Number 0-398

                                 EXHIBIT INDEX


                                                                                        Sequential Page
Exhibit                  Description                                                         Number
- -------                  -----------                                                    ---------------
 4                Lance, Inc. 1995 Nonqualified Stock Option Plan
                         for Non-Employee Directors.

 5                Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

23.1              Consent of KPMG Peat Marwick LLP

23.2              Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
                         (contained in Exhibit 5)
